SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of the Securities
              Exchange Act of 1934 (Amendment No.__)

Check the appropriate box:

[X]    Preliminary Information Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[_]    Definitive Information Statement

                       SOUTHERN GROUP INTERNATIONAL, INC.
                     ---------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[_]   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

       (1)     Title of each class of securities to which transaction applies:

       (2)     Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       (4)     Proposed maximum aggregate value of transaction:

       (5)     Total fee paid:


[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)     Amount Previously Paid:

       (2)     Form, Schedule or Registration Statement No.:

       (3)     Filing Party:

       (4)     Date Filed:

                       SOUTHERN GROUP INTERNATIONAL, INC.
                               319 Ebenezer Road
                              Knoxville, TN 37923
                         NOTICE OF ACTION TO BE TAKEN BY
                                THE SHAREHOLDERS

                                 APRIL 28, 2003

To The Shareholders of Southern Group International, Inc.

     Jon Nix, Farold and Arlene Belote (collectively, the "Majority Shareholders") are the holders of a total of ____________ shares or approximately __________% of the total issued and outstanding stock of Southern Group International, Inc., a Florida corporation (the "Company"). The Majority Shareholders intend to adopt the following resolutions by written consent in lieu of a meeting pursuant to the Busines Corporation Act of the State of Florida.

1. Authorize the officers and directors of the Company to amend the Company's Articles of Incorporation to change the Company's name from Southern Group International, Inc. to National Coal Corporation.

                             Jeanne Bowen, Secretary

                                   -----------

           WE ARE NOT ASKING YOU FOR A CONSENT OR A PROXY AND YOU ARE
                        REQUESTED NOT TO SEND US A PROXY.

                                   -----------

                       SOUTHERN GROUP INTERNATIONAL, INC.
                               319 Ebenezer Road
                              Knoxville, TN 37923
                             Phone: (865) 769-3749
                              Fax: (865) 769-3759

                                 APRIL 28, 2003

                              SHAREHOLDERS' ACTION

     The Majority Shareholders submitted their consents to the shareholder resolutions described in this Information Statement on or about April 28, 2003, to be effective on or before May 30, 2003. As of April 28, 2003, the Majority Shareholders held of record _____________ shares of the Company's common stock, or approximately ______% of the total issued and outstanding common stock of the Company. The remaining outstanding shares of common stock are held by several hundred other shareholders.

     The Majority Shareholders consenting consist of Jon Nix, President, Chief Executive Officer, and Director the Company, and Farrold and Arlene Belote (Farrold is a Director). See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS."

     Holders of the common stock of record as of April 28, 2003 are entitled to submit their consent to the shareholder resolutions described in this Information Statement, although no shareholder consents other than that of the Majority Shareholders are required to be submitted in order for the resolution to be adopted. The Company is not soliciting consents or proxies and shareholders have no obligation to submit either of them. Whether or not shareholders submit consents should not affect their rights as shareholders or the prospects of the proposed shareholder resolutions being adopted. The Majority Shareholders will consent to all of the shareholder resolutions described in this Information Statement. The affirmative vote of the holders of a majority of the outstanding common stock of the Company is required to adopt the resolutions described in this Information Statement. Florida law does not require that the proposed transaction be approved by a majority of the disinterested shareholders. A total of ____________ shares of common stock will be entitled to vote on the Company's proposed transactions described in this Information Statement.

                         THE COMPANY AND THE TRANSACTION

     The Company has its executive offices at 319 Ebenezer Road, Knoxville, Tennessee 37923, and its telephone number is (865) 769-3749. As described in the accompanying NOTICE OF ACTION TO BE TAKEN BY THE SHAREHOLDERS, the Company proposes to amend its Articles of Incorporation to change the Company's name from Latinocare Management Corporation to a name to be selected by the board of directors by duly authorized resolution (the "Amendment"), subject to the board approval, signing, and closing of a reorganization agreement with an operating company within the next ninety (90) days.

     The Board of Directors of the Company voted unanimously to implement the Amendment. The Board of Directors believes that the the Amendment will identify the Company in its new business segment. The Company is not expected to experience any material tax consequence as a result of the Amendment.

         Additional information regarding the Company, its business, its stock, and its financial condition are included in the Company's Form 10-KSB annual reports and its Form 10-QSB quarterly reports. Copies of the Company's Form 10-KSB for its fiscal year ending December 31, 2002 and its quarterly report on the Form 10-QSB for the quarter ending March 31, 2003 are available upon request to: Jeanne Bowen, Secretary, Southern Group International, Inc., 319 Ebenezer Road, Knoxville, TN 37923.

   SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS AND CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's common stock as of April 28, 2003 by (i) each person who is known by the Company to own beneficially more than 5% of the Company's common stock, (ii) each of the Company's directors and executive officers, and (iii) all officers and directors of the Company as a group. Except as otherwise listed below, the address of each person is c/o Southern Group International, Inc., 319 Ebenezer Road, Knoxville, TN 37923.


Name and Address of              Amount and nature of        Pre-transaction*           Post Transaction*
Beneficial Owner                 Beneficial Ownership (1)    Percentage of Class        % of Class
----------------------------------------------------------------------------------------------------------
National Coal Corp.              0                           0%
(Beneficially Jon Nix)
----------------------------------------------------------------------------------------------------------
Jon Nix(1)(3)                    13,750,000                  0
----------------------------------------------------------------------------------------------------------
Jeanne Bowen(1)(3)               600,000                     0
----------------------------------------------------------------------------------------------------------
Charles Kite(1)(3)               600,000                     0
----------------------------------------------------------------------------------------------------------
Farrold Belote(1)(3)             14,950,000                  0
----------------------------------------------------------------------------------------------------------
Surinder Rametra                 53,200(8)                   (4)
----------------------------------------------------------------------------------------------------------
Beresford Overseas Limited       300,000                     (4)
----------------------------------------------------------------------------------------------------------
Stern Capital Partners           300,000(9)                  (4)
----------------------------------------------------------------------------------------------------------
Mid-Continental Securities Corp  436,731                     (4)
----------------------------------------------------------------------------------------------------------
Nirmala Rametra                  152,000(8)                  (4)
----------------------------------------------------------------------------------------------------------
Seema Wasil                      47,000                      (4)
----------------------------------------------------------------------------------------------------------
Rahul Rametra                    22,000                      (4)
----------------------------------------------------------------------------------------------------------
Konrad C. Kim                    10,000                      (4)
----------------------------------------------------------------------------------------------------------
All Officers and Directors
as a Group
----------------------------------------------------------------------------------------------------------
Total Shares Issued and                                      100%
Outstanding
----------------------------------------------------------------------------------------------------------

* Transaction refers to Plan and Agreement of Reorganization whereby Southern Group, Inc. has acquired 100% of the issued and outstanding shares of National Coal Corp. in exchange for 34,200,000 newly issued shares.

(1)     Officer and/or Director of National Coal Corp.
(2)     Resigning Director/Officer
(3)     New Director
(4)     Post Share Purchase Transaction
(5) Owned by National Coal Corp. of which Messrs. Nix, Belote, and Kite, and Ms. Bowen are management/beneficial owners.
(5)     Nirmala Rametra is the wife of Surinder Rametra.
(6) Seema Wasil is the Secretary and Director of Southern Group Internation-al, Inc. and is the daughter of Surinder Rametra and Nirmala Rametra.
(7) Rahul Rametra is a Director of Souther Group International, Inc., and the nephew of Surinder Rametra and Nirmala Rametra.
(8) Does not include 57,000 shares held by S&N Associates, Inc. a corpora-tion of which Surinder Rametra and Nirmala Rametra are the sole share-holders.
(9) Surinder and Nirmala Rametra are 50% partners in Stern Capital, LLC. Seema Wasil is an owner of Stern Capital also.

All of the above disclaim any beneficial ownership in shares owned by family members.

Notes to the table:

     Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

     After the consummation of the Plan and Agreement of Reorganization, the new director and the director designees will own shares of Southern Group, Inc. as follows:

        Farrold & Arlene Belote         14,950,000
        Jon Nix                         13,750,000
        Charles Kite                    600,000
        Jeanne Bowen                    600,000

                                   MANAGEMENT

     The following table lists the names and ages of the executive officers and directors of the Company and the Subsidiary. The directors were elected on April ___________________, 2003 and will continue to serve until the next annual shareholders meeting or until their successors are appointed and qualified. All officers serve at the discretion of the Board of Directors.

    NAME                   AGE           POSITION WITH THE COMPANY
    ----                   ---           -------------------------

Jon Nix                    33            CEO, President
Jeanne Bowen               32            Secretary/Treasurer

-----------------

     FARRALD BELOTE, age 67, (director nominee). Mr. Belote has had business experience dating back to 1958 in the energy sector. He is presently CEO of Litigation Research in Houston, TX (1995-date). He is also a co-founder of Medicine Arm-In-Arm, Inc., a nonprofit children's charity that provides medical services to underprivileged children around the world. IBM Sales and Marketing, 1964-1984: emphasis on energy sector. USAF B52 Pilot. BA Mathematics, Texas A&M, 1958.

     JON NIX, age 33, President and Chief Executive Officer (newly appointed director). Mr. Nix is National Coal Corp's founder and driving force and possesses over eight years experience in the financial industry. He is the founder of Jenco Capital Corporation, a Tennessee consulting and holding corporation. He presently advises and is an officer in numerous private companies. He is also a cofounder of Medicine Arm-In-Arm, Inc., a nonprofit childrens charity that provides medical services to underprivileged children around the world. He is the fourth generation of his family to have mining interests in this region of the United States. He holds a Bachelor of Arts degree in Economics from the University of Tennessee, 1992. He was a Director and President of Kyten Energy Corporation in 2002. He has been a director and President of National Coal Corp. since February, 2003.

     CHARLES KITE, age 68, General Counsel and Secretary (director nominee). Mr. Kite, an attorney since 1973, is general corporate counsel of National Coal Corp. He has a general practice in Sevierville, Tennessee, and specializes in commercial business representation, tax representation and litigation, estate planning, and probate matters. After serving ten years as the Senior Trial Attorney in the Office of the Chief Counsel for the Internal Revenue Service in Philadelphia, Pennsylvania and in Nashville, Tennessee, he transferred to Knoxville, Tennessee to assist in opening the Knoxville branch of the law offices of Heiskell, Donelson, Bearman, Adams, Williams & Kirsch. The next five years, Mr. Kite was a senior partner with the law firm of Brabson, Kite and Vance in Sevierville, Tennessee, and thereafter for the following seven years was a sole practitioner in association with various attorneys in the East Tennessee area. He is currently, and from 1997 has been, the senior partner in the law firm of Kite, Bowen & Associates, P.A. He is a graduate of the University of Tennessee (JD-1973) and of Carson Newman College (BA-1967). He has been a director and Secretary of National Coal Corp since February, 2003.

     JEANNE BOWEN, Secretary/Treasurer, age 32. Ms. Bowen has held a license to practice law in the State of Tennessee since 1997. She is a junior partner in the East Tennessee law firm of Kite, Bowen and Associates, P.A. and specializes in general corporate matters and real estate services. She graduated cum laude from the University of Tennessee in May of 1993 with a Bachelor of Arts degree in Psychology, and received her Juris Doctorate degree from Louisiana State University Law School in May of 1997. Ms. Bowen has been secretary/treasurer of National Coal Corp since its inception in January of 2003. She has also been a director and is secretary/treasurer of Kyten Energy and Strata Coal LLC since their inception in 2001 and 2002, respectively.

     KONRAD C. KIM, age 32, received a Bachelor of Science degree from the University of Wisconsin in 1992. From 1995 - 1997 he was a Consultant Systems Administrator for SONY Entertainment, Columbia House, and The Village Voice newspaper. From 1997 - 1999 he was a Technical Systems Analyst at Moody's Investor's Services. Since 1999 he has been a Systems Engineer at Gateway.com.

     SEEMA WASIL, age 35, earned a Bachelors Degree in Accounting from Hofstra University in 1991 and a Masters Degree in Special Education from Hofstra in 1993. From 1995 to 1998 she worked in the Accounting and Public Relations departments of Atec Group, Inc. a publicly traded Company. From 1999 to the present, she has been a Vice-President of Stern Capital Partners, Ltd, a private consulting firm.

     RAHUL RAMETRA, age 30, received a Bachelors Degree from State University of New York, Stony Brook in 1995, and earned a Masters Degree in Finance from C.W. Post University in 1998. He has been employed by ATEC Group, Inc. since 1995 and is currently a sales representative for Atec Group, Inc. and Chief Operating Officer of Nexar, Inc. a subsidiary of Atec Group, Inc.

     Messrs. Kite and Belote have been appointed as Directors effective ten days after mailing of Notice to Shareholders pursuant to Section 14f of the Securities Exchange Act of 1934. Messrs. Rametra and Kim and Ms. Wasil have resigned effective ten days after mailing Notice to Shareholders pursuant to
Section 14f of the Securities & Exchange Act of 1934.

     Under the Florida Business Corporation Act and the Company's Articles of Incorporation, as amended, the Company's directors will have no personal liability to the Company or its stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care". This provision does not apply to the directors' (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, or
(vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

BOARD COMMITTEES

         The Board of Directors does not currently maintain an Audit Committee or a Compensation Committee, but plans to appoint an Audit Committee and a Compensation Committee in the near future. During the fiscal year ended December 31, 2002, the Board of Directors held occassional meeting.

COMPENSATION OF DIRECTORS

         Directors receive no cash compensation for their services to the Company as directors, but are reimbursed for expenses actually incurred in connection with attending meetings of the Board of Directors.


                                     SUMMARY COMPENSATION TABLE OF EXECUTIVES
                                          Annual Compensation                          Awards
Name & Principal               Year    Salary      Bonus      Other         Restricted       Securities                    ALL
Position                               ($)         ($)        Annual        Stock            Underlying      LONG TERM     OTHER
                                                              Comp-         Award(s)         Options/SARS   COMPENSATION   COMPENSA-
                                                              ensation      ($)              (#)              / OPTION     TION
                                                              ($)
------------------------------------------------------------------------------------------------------------------------------------
Ronald D. Morrow,
President (Resigned 2002)      2000    0           0          0             0                0                  0             0
                               2001    $50,000*    0          0             0                0                  0             0
                               2002    0           0          0             0                0                  0             0
------------------------------------------------------------------------------------------------------------------------------------
Terry Eilers, President,       2000    $50,000     0          0             0                0                  0             0
CEO                            2001    $111,000    0          0             0                200,000            0             0
                               2002    $37,000     0          0             0                100,000            0             0
------------------------------------------------------------------------------------------------------------------------------------
Michael Sullinger,             2000    0           0          0             0                0                  0             0
Secretary, COO, Legal Counsel  2001    0           0          0             0                0                  0
                               2002    0           0          0             0                200,000            0             0
------------------------------------------------------------------------------------------------------------------------------------
Wesley F. Whiting,             2002    0           0          10,000 shares 0                0                  0             0
Assistant Secretary
(Former Pres., resigned 2002)
------------------------------------------------------------------------------------------------------------------------------------
Virgil Baker, CFO              2000    $27,000     0          0             0                0                  0             0
                               2001    $72,000     0          0             0                200,000            0
                               2002    $18,000     0          0             0                100,000            0             0
------------------------------------------------------------------------------------------------------------------------------------




                          Directors' Compensation for Last Fiscal Year
                                     -----------------------

Name                          Annual     Meeting  Consulting    Number     Number of                   ALL
                              Retainer   Fees     Fees/Other    of         Securities    LONG TERM     OTHER
                              Fee ($)    ($)      Fees ($)      Shares     Underlying   COMPENSATION   COMPENSA-
                                                                (#)        Options        / OPTION     TION
                                                                           SARs(#)
------------------------------------------------------------------------------------------------------------------
A. Director          2002       0             0        0            0              0           0             0
   Ronald D. Morrow  2001       0             0        0            0              0           0             0
   (Resigned)

B. Director          2002       0             0        0            0              0           0             0
   Terry Eilers      2001       0             0        0            0              0           0             0

C. Director          2002       0             0        0            0              0           0             0
   Michael Sullinger 2001       0             0        0            0              0           0             0
   (Designee)

D. Director          2002       0             0        0            0              0           0             0
   Virgil Baker      2001       0             0        0            0              0           0             0
   (Designee)

E. Director          2002       0             0        0            0              0           0             0
   Cody Morrow       2001       0             0        0            0              0           0             0
   (Designee)

F. Director          2002       0             0        0            0              25,000      0             0
   Richard Barber    2001       0             0        0            0              0           0             0
   (Designee)

G. Wesley F. Whiting 2002       0             0        0            0              0           0             0
   (Resigned 2002)   2001       0             0        0            0              0           0             0

OPTIONS GRANTED IN LAST FISCAL YEAR

         No options to purchase Common Stock of the Company have been granted to the Company's executive officers.

FISCAL YEAR-END OPTION EXERCISES AND OPTION VALUES

         No options to purchase Common Stock of the Company have been granted to the Company's executive officers.

EMPLOYMENT AGREEMENT

         The Company has not entered into any employment agreements with its executive officers to date. The Company may enter into employment agreements with them in the future.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         None.


                              INDEPENDENT AUDITORS

         Based upon the recommendation of the Audit Committee, the Board of Directors has authorized the firm of Gordon Hughes & Banks, C.P.A., independent certified public accountants, to serve as independent auditors for the fiscal year ended December 31, 2003.

                 SHAREHOLDER PROPOSALS AND NOMINATING PROCEDURES

         Any proposal that a shareholder intends to present at the Company's 2003 Annual Meeting should have been received at the Company's principal executive office not later than November 1, 2002. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission. Shareholder proposals should be addressed to the Secretary of the Company.

         Nominations for directors to be elected at the 2003 Annual Meeting, other than those made by the Board of Directors, should be submitted to the Secretary of the Company no later than November 1, 2002. The nomination should include the full name of the nominee and a description of the nominee's back-ground in compliance with Regulation S-K of the reporting rules of the Securi-ties and Exchange Commission.

                                  OTHER MATTERS

         The Board of Directors of the Company is not aware that any matter other than those described in this Information Statement is to be presented for the consent of the shareholders.

         UPON WRITTEN REQUEST BY ANY SHAREHOLDER TO JEANNE BOWEN, SECRETARY
OF THE COMPANY, AT SOUTHERN GROUP INTERNATIONAL, INC., 319 EBENEZER ROAD, KNOX-VILLE, TN 37923, TELEPHONE (865) 769-3749, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB WILL BE PROVIDED WITHOUT CHARGE.